UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 18, 2023
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COUPANG, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2023, Coupang, Inc. (the “Company”), announced that the Company and certain funds managed and/or advised by Greenoaks Capital Partners, LLC (“Greenoaks”), have established a limited partnership named Athena Topco LP, a Delaware limited partnership (“Athena Topco”), for the purpose of acquiring all of the business and assets of Farfetch Holdings plc, a public limited company organized under the laws of England and Wales (“Farfetch PLC”), a leading global marketplace for the luxury fashion industry.

On December 18, 2023, Athena Topco entered into (i) a Transaction Support Agreement (the “Support Agreement”), by and among, inter alios, Athena Topco, Farfetch PLC, Farfetch Limited, the existing parent of Farfetch PLC, and an ad hoc group of lenders (the “AHG”) holding in excess of 80% of the outstanding $600 million aggregate principal amount of term loans (the “Term Loans”) under the existing credit agreement of Farfetch PLC and certain of its direct and/or indirect subsidiaries, dated October 20, 2022, as amended on April 7, 2023, and as further amended on August 11, 2023 (the “Credit Agreement”; and the Credit Agreement as amended by the third amendment to be entered into on December 18, 2023 (as further described below), the “Amended Credit Agreement”) and (ii) a committed first lien delayed draw term loan facility in an aggregate principal amount of $500 million (the “Bridge Loan Facility”) with Farfetch PLC and certain of its direct and/or indirect subsidiaries (the loans drawn on the Bridge Loan Facility from time to time, collectively, the “Bridge Loans”).

Under the terms of the Bridge Loan Facility, Athena Topco will commit to fund the Bridge Loans (subject to customary drawdown conditions) on an as needed basis to fund Farfetch PLC’s and its direct and indirect subsidiaries’ ordinary course working capital, operations and/or expenses in accordance with an agreed financial plan. The Bridge Loans will include customary covenants for an instrument of this type. Interest on the Bridge Loans shall accrue at a rate of 12.5% per annum, compounding monthly in payment-in-kind interest (“PIK”). The Bridge Loans will be secured on a pari passu basis with the Term Loans by the same collateral package as the Term Loans. Except if the Sale (as defined below) is consummated, the Bridge Loans will become immediately due and payable: (i) at the end of the Exclusivity Period (as defined below), (ii) in the event that a competing transaction is signed in relation to Farfetch PLC’s assets being consummated pursuant to the marketing process, (a “Competing Transaction”), (iii) upon an event of default and acceleration under the Bridge Loan Facility documents as a result of, among other customary events, a breach by Farfetch PLC (or its applicable subsidiaries) of a covenant, failure by Farfetch PLC (or its applicable subsidiaries) to satisfy any obligations thereunder, or a cross-default of the Bridge Loan Facility as a result of the default by Farfetch PLC (or its applicable subsidiaries) of other applicable instruments or (iv) in the event of a termination of the Support Agreement as a result certain events related to a material breach thereof by Farfetch Limited (or its applicable subsidiaries) or the AHG, in each case at a price equal to 1.95x of the full committed $500 million plus accrued and unpaid interest (including PIK); provided, that, in the event of a liquidation of Farfetch PLC and certain of its subsidiaries, Athena Topco shall receive the sum of (x) the then-outstanding principal amount of Bridge Loans on a pari passu basis with the Term Loans plus (y) the product of (A) 0.95 multiplied by (B) the then-outstanding principal amount of Bridge Loans, with such additional amount ranking on a junior basis to the Term Loans.

Under the terms of the Support Agreement, Farfetch PLC, Athena Topco and the AHG agree to support and implement the following:

•The Credit Agreement has been amended by the third amendment thereto, to, among other things, permit the transactions contemplated by the Support Agreement (including the Sale), establish the Bridge Loan Facility as a tranche of delayed draw term loans on a pari passu basis with the Term Loans and implement certain other changes to the terms set forth therein.

•A marketing process of all of the assets of Farfetch PLC (the “Farfetch Business”) will be undertaken by JP Morgan on behalf of Farfetch PLC.

•In the absence of a Competing Transaction, Farfetch PLC is expected to sell and Athena Topco is expected to buy the Farfetch Business, through an English-law pre-pack administration process (the “Sale”), subject to receipt of requisite regulatory clearances by Athena Topco.

•If the Sale is consummated, the Bridge Loans (to the extent funded) will be exchanged by Athena Topco for the Farfetch Business and the commitment will otherwise be terminated. Following the closing of the Sale, one or more obligors under the Term Loans will make an offer to repurchase 10% of the outstanding principal amount of the Term Loans at par, pro rata amongst the lenders of the Term Loans.

•In connection with the closing of the Sale, Athena Topco will (i) contribute to the Farfetch Business an amount (to the extent positive) equal to $300 million less the then outstanding principal amount of the funded Bridge Loans, and (ii) commit to provide to the Farfetch Business an additional amount equal to $500 million less the sum of (x) the outstanding principal amount of the funded Bridge Loans at the closing of the Sale and (y) the amount funded under clause (i) hereof, at the Farfetch Business’ option within 12-months of the closing of the Sale, the net proceeds of which will be applied to meet transaction costs and otherwise will be made available for the working capital and general corporate needs of the Farfetch Business and its consolidated entities.

Athena Topco will have certain corporate governance and information rights in connection with the Sale.

The terms of the Support Agreement and related transactions contain customary covenants, undertakings and conditions for an arrangement of this type. The transactions are subject to an exclusivity period through April 30, 2024 (the “Exclusivity Period”). If either Farfetch PLC or the AHG announces, enters into or consummates a Competing Transaction with a third party on or before the expiry of the Exclusivity Period, Farfetch PLC will pay a one-time termination fee of $20 million to Athena Topco within two business days after announcing, entering into or consummating such Competing Transaction. In addition, the AHG have agreed not to enter into a Competing Transaction, unless pursuant to such Competing Transaction, no portion of the debt held by the AHG would remain outstanding (or would be refinanced in cash or on a cashless basis by the AHG). Farfetch PLC will reimburse the AHG and Athena Topco for all reasonable out-of-pocket costs, fees and expenses incurred in connection with the Bridge Loans and/or the Sale. The Sale is subject to certain closing conditions, including (i) receipt of third-party consents and regulatory approvals, (ii) the entry into an amendment to the Amended Credit Agreement and (iii) Athena Topco acceding to the Amended Credit Agreement as Parent, as defined in the Credit Agreement.

Initially, the Company will have an 80.1% equity interest, and funds advised or managed by Greenoaks will have a 19.9% equity interest, in Athena Topco, with the parties agreeing to contribute capital to Athena Topco in accordance with their ownership interest percentage in order to fund commitments under the Bridge Loan Facility and other obligations to the Farfetch Business. Initially, Athena Topco will be managed by its general partner, which will be managed by a board of managers, with the Company having the right to appoint two managers and with Greenoaks having the right to appoint one manager. Each party will have certain consent and approval rights over actions of the board of managers.

Mr. Neil Mehta, a member of the Company’s Board of Directors and the Lead Independent Director, founded and has served as a Managing Partner of Greenoaks since April 2012. In addition, Greenoaks and certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, collectively own approximately 4.4% of the Company’s Class A common stock.

Item 7.01 Regulation FD Disclosure

On December 18, 2023, the Company issued a press release announcing the transactions described above. A copy of such press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

This report may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws, including statements regarding the timing, consummation and anticipated benefits of the transactions described herein. The Company has based the forward-looking statements contained in this report on its current expectations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the impact of the UK pre-packaged administration process, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction support agreement, (v) the effect of the announcement or pendency of the transaction on the Company or Farfetch’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current the Company’s plans and operations and potential difficulties in employee retention at both companies as a result of the transaction, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company or Farfetch related to the transaction, (ix) the ability of the Company to successfully integrate Farfetch’s operations and technology, and (x) the ability of the Company to implement its plans, forecasts, and other expectations with respect to the combined company’s business after the completion of the proposed acquisition and realize additional opportunities for growth and innovation. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this report are based on information available to the Company and assumptions and beliefs as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law. The

Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 18, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC. (REGISTRANT)

By:	/s/ Harold Rogers
Harold Rogers
General Counsel and Chief Administrative Officer

Dated: December 18, 2023